Exhibit 99.1

IAC Announces Pricing of Upsized Private Offering of
 $450.000,000 of 0.875% Exchangeable Senior Notes Due 2022

NEW YORK  — September 27, 2017 — IAC/InterActiveCorp (NASDAQ: IAC) (“IAC”) today announced the pricing on September 26, 2017 of the private offering by its wholly owned subsidiary, IAC FinanceCo, Inc. (the “Issuer”), of $450,000,000 aggregate principal amount (which reflects an increase of $50,000,000 aggregate principal amount from the previously announced offering size of $400,000,000) of its Exchangeable Senior Notes due 2022 (the “Exchangeable Notes”) in a private placement under the Securities Act of 1933, as amended (the “Securities Act”).  The Issuer has granted to the initial purchasers of the Exchangeable Notes an option to purchase, within a 13-day period beginning on, and including, the date the Issuer first issues the Exchangeable Notes, up to an additional $67,500,000 aggregate principal amount (which reflects an increase of $7,500,000 aggregate principal amount from the previously announced over-allotment option size of $60,000,000) of the Exchangeable Notes, solely to cover over-allotments.

The Exchangeable Notes will be general unsecured obligations of the Issuer, guaranteed by IAC.  They will bear interest at a fixed rate of 0.875% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2018.  The Exchangeable Notes will mature on October 1, 2022, unless earlier exchanged, redeemed or repurchased.

Subject to the satisfaction of certain conditions and during certain periods, holders may opt to exchange the Exchangeable Notes for, at the Issuer’s election, (i) cash, (ii) Common Stock, par value $0.001, of IAC (“IAC Common Stock”) or (iii) a combination thereof.  The exchange rate will initially be 6.5713 shares of IAC Common Stock per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $152.18 per share of IAC Common Stock).  The initial exchange price of the Exchangeable Notes represents a premium of approximately 32.50% to the $114.85 closing price of IAC Common Stock on September 26, 2017.

The Issuer estimates that the proceeds from the offering will be approximately $434.7 million (or $500.5 million if the initial purchasers exercise their over-allotment option to purchase additional notes in full), after deducting fees and estimated expenses.  The Issuer intends to use a portion of the net proceeds from this offering to pay the premium on the exchangeable note hedge transactions (and, if the initial purchasers exercise their over-allotment option to purchase additional notes, the Issuer expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional exchangeable note hedge transactions with the option counterparties).  The Issuer intends to use the remainder of the net proceeds from this offering for general corporate purposes, including lending to IAC, which intends to repay in full its outstanding 4.875% Senior Notes due 2018 prior to the closing of the offering.  The portion of the net proceeds to IAC and its consolidated subsidiaries from the offering that will be used to pay the premium on the exchangeable note hedge transactions (calculated after taking into account the proceeds from the sale of the warrants) is expected to be $44.1 million (subject to increase for any additional exchangeable note hedge transactions, net of any proceeds from any additional warrant transactions, if the initial purchasers exercise their over-allotment option to purchase additional notes).

In connection with the pricing of the Exchangeable Notes, the Issuer has entered into privately negotiated exchangeable note hedge transactions with certain of the initial purchasers and/or their respective affiliates (the “option counterparties”).  The exchangeable note hedge transactions cover, subject to customary anti-dilution and other adjustments substantially similar to those applicable to the Exchangeable Notes, the number of shares of IAC Common Stock underlying the Exchangeable Notes and have a strike price corresponding to the exchange price of the Exchangeable Notes.  The exchangeable note hedge transactions are expected to reduce potential dilutive effect on IAC Common Stock upon any exchange of Exchangeable Notes and/or offset any cash payments the Issuer is required to make in excess of the principal amount of exchanged Exchangeable Notes, as the case may be, in the event that the market price per share of IAC Common Stock is greater than the strike price of the exchangeable note hedge transactions.

Concurrently with the Issuer’s entry into the exchangeable note hedge transactions, IAC entered into warrant transactions with the option counterparties whereby IAC sold to the option counterparties warrants to purchase, subject to customary anti-dilution and other adjustments, up to the same number of shares of IAC Common Stock.  These warrant transactions could separately have a dilutive effect on IAC Common Stock to the extent that the market price per share of IAC Common Stock (as measured over the measurement period at the maturity of the warrants) exceeds the applicable strike price of the warrants, which is initially $229.70 and represents a premium of 100.00% to the $114.85 closing price of IAC Common Stock on September 26, 2017.  If the initial purchasers exercise their over-allotment option to purchase additional Exchangeable Notes, the Issuer expects to enter into additional exchangeable note hedge transactions with the option counterparties, and IAC expects to enter into additional warrant transactions with the option counterparties.

In connection with establishing their initial hedge of the exchangeable note hedge and warrant transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to IAC Common Stock and/or purchase IAC Common Stock in secondary market transactions concurrently with or shortly after the pricing of the Exchangeable Notes.  This activity could increase (or reduce the size of any decrease in) the market price of IAC Common Stock or the Exchangeable Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to IAC Common Stock and/or purchasing or selling IAC Common Stock or other securities of the Issuer or of IAC in secondary market transactions following the pricing of the Exchangeable Notes and prior to the maturity of the Exchangeable Notes (and are likely to do so during any observation period related to an exchange of Exchangeable Notes or upon any redemption of notes or repurchase of notes by the Issuer (whether upon a Fundamental Change (as defined in the indenture governing the Exchangeable Notes (the “Indenture”)) or otherwise)).  This activity could also cause or avoid an increase or a decrease in the market price of IAC Common Stock or the Exchangeable Notes, which could affect holders’ ability to exchange the Exchangeable Notes and, to the extent the activity occurs during any observation period related to an exchange of Exchangeable Notes, it could affect the number of shares and value of the consideration that a holder will receive upon exchange of the Exchangeable Notes.

The exchange rate is subject to adjustment if certain events occur.  The common stock underlying the notes is subject to adjustment if certain events occur.  In addition, following certain corporate events that occur prior to the maturity date or if the Issuer delivers a notice of redemption with respect to the Exchangeable Notes, in certain circumstances the exchange rate will increase for the notes of a holder who elects to exchange its Exchangeable Notes in connection with such a corporate event or notice of redemption.

The Exchangeable Notes provide that, in certain circumstances and subject to the satisfaction of certain conditions set forth in the Indenture, IAC’s guarantee of the notes may be released or released and replaced and the common stock underlying the Exchangeable Notes may change.

In addition, if a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders may require the Issuer to exchange all of their Exchangeable Notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000, at a fundamental change repurchase price equal to 100% of the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Issuer may redeem for cash all, but not less than all, of the Exchangeable Notes, at its option, upon the occurrence of certain corporate events at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the redemption date.

The offering is being made to persons who are both qualified institutional buyers pursuant to Rule 144A under the Securities Act and qualified purchasers for purposes of Section 3(c)(7) of the Investment Company Act of 1940, as amended.  Neither the Exchangeable Notes nor any of the shares of IAC Common Stock issuable upon exchange of the Exchangeable Notes have been, and the Exchangeable Notes are not expected to be, registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The resale of any shares of IAC Common Stock issuable upon exchange of the Exchangeable Notes is expected to be registered on a shelf registration statement on or prior to the 181st day after the closing of the offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to the offering of the Exchangeable Notes.  These forward-looking statements are based on IAC management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons.  Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in IAC’s filings with the U.S. Securities and Exchange Commission, including IAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.   Accordingly, you should not place undue

reliance on these forward-looking statements.  Forward-looking statements speak only as of the date they are made and IAC does not intend, and undertakes no obligation, to update any forward-looking statement.

About IAC

IAC (NASDAQ: IAC) is a leading media and Internet company comprised of widely known consumer brands such as HomeAdvisor, Vimeo, Dotdash (formerly About.com), Dictionary.com, The Daily Beast, Investopedia and Match Group’s online dating portfolio, which includes Match, Tinder, PlentyOfFish and OkCupid.   IAC is headquartered in New York City and has offices worldwide.

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